Exhibit 5.1

ING Groep N.V. Amstelveenseweg 500 1081 KL Amsterdam The Netherlands	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date 27 October 2009
ING Groep N.V. — Registration Statement
Ladies and Gentlemen,
(1)	We have acted as counsel with respect to matters of Netherlands law to ING Groep N.V. (the “Company”) in connection with the filing of Post-Effective Amendment No. 1 to a registration statement on Form F-3 with the United States Securities and Exchange Commission on 27 October 2009 and relating to the shelf registration by the Company of an indeterminate amount of Debt Securities, Ordinary Shares, Bearer Depositary Receipts and Rights (as such terms are defined below).
(2)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:
(a)	the Automatic Shelf Registration Statement on Form F-3 (File No. 333-155937) dated 4 December 2008, as amended by the Post-Effective Amendment No. 1 dated 27 October 2009 (including the prospectus) (the “Registration Statement”);

(b)	a form of senior indenture, including a form of Debt Security (as defined below), incorporated by reference as Exhibit 4.4 to the Registration Statement (the “Senior Indenture”);

(c)	a form of subordinated indenture, including a form of Debt Security (as defined below), incorporated by reference as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture”);

(d)	the deed of incorporation of the Company dated 22 January 1991 and its articles of association (statuten) as amended on 8 October 2008, which according to the relevant Extract referred to below are the articles of association of the Company as currently in force;

(e)	the deed of incorporation of Stichting ING Aandelen (the “Trust”) and its articles of incorporation (statuten) as amended on 7 January 2009, which according to the relevant Extract referred to below are the articles of incorporation of the Trust as currently in force;

(f)	the conditions of administration of the Trust (administratievoorwaarden) governing, inter alia, the Bearer Depositary Receipts (as defined below) as most recently amended on 8 October 2008 (the “Conditions of Administration”);

(g)	extracts from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company and the Trust dated the date hereof (the “Extracts”); and

(h)	the results of an on-line search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) in respect of the Company and the Trust on the date hereof which did not indicate that the Company or the Trust is registered as having been declared bankrupt or granted suspension of payments.
In this opinion:
"American Depositary Receipts” means an American depositary receipt representing an American depositary share (“American Depositary Share”) representing Bearer Depositary Receipts which may be issued by JP Morgan Chase Bank, as depositary, as contemplated by the Registration Statement.
"Bearer Depositary Receipt” means a bearer depositary receipt (certificaat van aandeel) issued by the Trust under and in accordance with the Conditions of Administration in respect of an Ordinary Share.
"Cumulative Preference Share” means a cumulative preference share in the share capital of the Company.
"Debt Security” means a debt security which may be issued by the Company under the Senior Indenture or the Subordinated Indenture (as the case may be).
"Indentures” means the Senior Indenture and the Subordinated Indenture.
"Ordinary Share” means an ordinary share in the share capital of the Company.
"Rights” means rights entitling the holder to purchase Bearer Depositary Receipts.
References to the Civil Code, the Bankruptcy Act, the Code of Civil Procedure, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wetboek van Burgerlijke Rechtsvordering, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended.
(3)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means;
(b)	that all resolutions required to be adopted and any other corporate action required to be taken by the Company’s general meeting of shareholders, Executive Board (raad van bestuur), Supervisory Board (raad van commissarissen) or any other corporate body of the Company or by the managing board (bestuur) or any other corporate body of the Trust, as the case may be, for:
(i)	the valid issue of Ordinary Shares and Bearer Depositary Receipts which may be issued in connection with the offering of American Depositary Receipts or in connection with the conversion of Debt Securities into Ordinary Shares, Cumulative Preference Shares, Bearer Depositary Receipts or American Depositary Shares in the form of American Depositary Receipts;
(ii)	the valid issue of Debt Securities (with particular reference to the right, if any, of the holder of a Debt Security to convert such Debt Security into Ordinary Shares, Cumulative Preference Shares, Bearer Depositary Receipts or American Depositary Shares in the form of American Depositary Receipts);
(iii)	the valid offer of Rights (including — to the extent required — the amendment of the articles of association of the Company in connection with any such offering);
(iv)	the entering into by the Company of the Indentures;
all as contemplated in the Registration Statement, will have been validly passed or taken and remain in full force and effect without modification;
(c)	that the Ordinary Shares and the Debt Securities will be duly issued in accordance with (i) the articles of association of the Company (and with due observance of any pre-emptive rights in respect of the issue of such Ordinary Shares and convertible Debt Securities) as in force at the time of issue and (ii), in respect of the Debt Securities, in accordance with the Indentures, and duly accepted by the subscribers of such Ordinary Shares and such Debt Securities;

(d)	that the Bearer Depositary Receipts in respect of the Ordinary Shares will be duly issued to and duly accepted by the subscribers of such Bearer Depositary Receipts, in accordance with the articles of incorporation of the Trust and the Conditions of Administration as in force at the time of issue, and in exchange for Ordinary Shares duly issued to and accepted by the Trust;

(e)	that the Indentures will have been validly executed and delivered (where such concept is legally relevant) by each of the parties thereto in the forms referred to in paragraphs 2(b) and 2(c) above;

(f)	that the Debt Securities will have been validly executed and delivered (where such concept is legally relevant) by and in the name of the Company in the form(s) as contemplated in the Indentures, and duly authenticated and paid for in accordance with the Indentures; and

(g)	that the information set forth in the Extracts is complete and accurate on the date hereof and consistent with the information contained in the files kept by the Trade Register with respect to the Company and the Trust.
(4)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative guidance of the relevant authorities of the Netherlands, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect, (ii) matters of competition law, and (iii) matters of taxation.
(5)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:
(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap);

(b)	the Trust has been duly incorporated and is validly existing under the laws of the Netherlands as a foundation (stichting);

(c)	the Ordinary Shares, if and when issued as contemplated in the Registration Statement and in accordance with Dutch law and the articles of association of the Company and when at least a consideration in cash will have been paid to the Company on each of such Ordinary Shares with a value equal to the nominal amount thereof and any premium agreed upon at the issue thereof, will have been duly authorised and validly issued by the Company and will, upon such issue, be fully paid and non-assessable (and, accordingly, no obligation to pay on such Shares may be imposed upon any holders thereof (except as agreed by any such holder), by amendment to the articles of association of the Company or otherwise);

(d)	the Bearer Depositary Receipts, if and when issued as contemplated in the Registration Statement and in accordance with Dutch law, the articles of incorporation of the Trust and the Conditions of Administration and when at least a consideration in cash will have been paid to the Company on each of the Ordinary Shares for which such Bearer Depositary Receipts will have been issued with a value equal to the nominal value of such Ordinary Shares and any premium agreed upon at the time of the issue of such Ordinary Shares, will have been duly authorised and validly issued by the Trust and will, upon such issue, be non-assessable (and, accordingly, no obligation to pay on such Bearer Depositary Receipts may be imposed upon any holder thereof (except as agreed by any such holder), by amendment to the articles of incorporation of the Trust or otherwise); and

(e)	the Rights, if and when offered as contemplated in the Registration Statement and in accordance with Dutch law and the articles of association of the Company, will have been duly authorised and validly offered by the Company and will, upon the offer, constitute valid and enforceable rights to subscribe for new Bearer Depositary Receipts.
(6)     This opinion is subject to the following qualifications:
(a)	the right to convert a Debt Security into Ordinary Shares, Cumulative Preference Shares, Bearer Depositary Receipts or American Depositary Shares in the form of American Depositary Receipts (as the case may be) will (also) be governed by Dutch corporate law, it being noted that there is no reason why Dutch corporate law should not recognise such right under such Debt Security;

(b)	the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium (including, with limitation, emergency measures (noodregeling) pursuant to the Financial Supervision Act), reorganisation, liquidation, suretyship, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction; and

(c)	the results of the on-line search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) in respect of the Company and the Trust on the date hereof do not provide conclusive evidence that neither the Company nor the Trust has been declared bankrupt or granted suspension of payments.
(7)	In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by, and construed in accordance with, Netherlands law.
(8)	This opinion is addressed to you and given for your sole benefit for the purposes of the filing of the Registration Statement only.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to Stibbe N.V. under the heading “Validity of the Securities” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Yours faithfully,
Stibbe N.V.
/s/ Derk Lemstra                     /s/ Jaap Willeumier
Derk Lemstra                          Jaap Willeumier